Exhibit 23.3

                    CONSENT OF BURNSIDE & RISHEBARGER, PLLC


We consent to the inclusion in the Form S-3 Registration Statement of Surety Capital Corporation (File No. 333-57601) of our report, dated January 23, 1998, on our audits of the financial statements of TexStar National Bank, San Antonio, Texas as of December 31, 1997 and 1996, and for the two years ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

/s/ Burnside & Rishebarger, PLLC


BURNSIDE & RISHEBARGER, PLLC

San Antonio, Texas
December 2, 1998